EXHIBIT 23.1




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 ofour report dated March 26, 1999 included in R&B Falcon Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our Firm in this registration statement.



/s/ARTHUR ANDERSEN LLP

Houston, Texas
June 18, 1999